Exhibit 99.1

NEWS ANNOUNCEMENT

Webcast/Conference Call TODAY, Monday, August 3rd at 5:00 p.m. EDT

WEBCAST LINK: www.carmikeinvestors.com (archived for 30 days)

CALL DIAL-IN: 800/954-1051 or 212/231-2901 (international callers)

CALL REPLAY: 800/633-8284 or 402/977-9140; passcode: 21432056 (through August 10)

Carmike Cinemas Reports Diluted EPS From Continuing Operations

of $0.24 on 13.5 Percent Revenue Growth

- Strong Cash Flows Enable Further Debt Repayment Progress -

COLUMBUS, GA – August 3, 2009 — Carmike Cinemas, Inc. (NASDAQ: CKEC), a leading digital cinema and 3D motion picture exhibitor, today reported results for the second quarter and six months period ended June 30, 2009, as summarized below.

SUMMARY (unaudited) FINANCIAL DATA

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2009	2008	2009	2008
Total Revenue	$133.1	$117.3	$254.9	$233.5
Operating Income	11.7	8.5	17.1	14.9
Interest Expense, net	8.7	10.1	17.8	21.2
Theatre Level Cash Flow (1)	24.2	22.5	47.7	43.7
Net Income (loss)	2.8	(2.2)	(1.2)	(6.6)
Adjusted net income (loss) excluding separation agreement charges (1)	2.8	(2.2)	4.3	(6.6)
Adjusted EBITDA (1)	20.4	17.8	39.8	33.4

(in millions)	June 30, 2009	June 30, 2008
Total debt (1)	$375.6	$415.1
Net debt (1)	$358.0	$399.8

(1)	Theatre level cash flow, adjusted EBITDA, adjusted net income (loss) excluding separation agreement charges, total debt and net debt are supplemental non-GAAP financial measures. Reconciliations of theatre level cash flow and adjusted EBITDA to operating income and adjusted net income (loss) excluding separation agreement charges to net income for the three months ended June 30, 2009 and 2008 and six months ended June 30, 2009 and 2008, as well as a schedule of total debt and net debt are included in the supplementary tables accompanying this news announcement.

“Carmike’s strong 2009 second quarter results were driven by a double-digit gain in revenue and continued G&A cost containment, which helped propel us to a solid per share profit,” stated Carmike Cinemas President and Chief Executive Officer David Passman. “We achieved a 10.8 percent increase in per screen attendance during Q2, as moviegoers continue to find great entertainment and value at our theatre complexes throughout small town America. We benefited from a very strong film slate, including two high profile 3D motion pictures – ‘Monsters v. Aliens,’ which was released at the end of Q1 by Dreamworks Animation, and Disney-Pixar’s ‘Up.’

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Carmike Cinemas, 8/3/09	page 2

The second half of 2009 looks promising as several widely anticipated 3D movies will be released that we believe should play well on Carmike’s leading digital/3D theatre platform.”

“Our solid top-line performance during the quarter, combined with cost disciplines, contributed to a 14.5 percent rise in adjusted EBITDA and a 7.8 percent increase in theatre level cash flow,” Mr. Passman continued. “Our overall goal is to make sure our patrons receive the best possible service and value – from state-of-the-art digital and 3D-capable digital projection to well-trained, personable staff, as well as a strong emphasis on theatre maintenance.”

Theatre Performance Statistics

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Average theatres	248	259	249	261
Average screens	2,286	2,318	2,288	2,329
Average attendance per screen (1)	5,984	5,402	11,562	10,632
Average admissions per patron (1)	$6.50	$6.16	$6.44	$6.30
Average concessions/other sales per patron (1)	$3.23	$3.29	$3.21	$3.24
Total attendance (in thousands) (1)	13,680	12,524	26,451	24,763
Total revenue (in thousands)	133,104	117,317	254,906	233,455

(1)	Includes activity from theatres designated as discontinued operations and reported as such in the consolidated statements of operations.

Carmike’s Chief Financial Officer Richard B. Hare stated, “Carmike achieved year-over-year growth or improvement across the majority of key metrics during the 2009 second quarter. Importantly, average per screen attendance rose for the second consecutive quarter and total attendance also advanced by 9.2 percent during the period. In aggregate, theatre patrons spent an average of $9.73 per visit during Q2, up approximately three percent versus the prior-year period. Average admissions rose 5.5 percent to $6.50, benefiting from both a price increase and premium pricing for 3D, while average concessions/other was $3.23, down slightly from the year-ago $3.29 level. The per cap concessions spending figure is being impacted by our ‘Stimulus Tuesday’ program, which has helped drive attendance gains on what is historically the slowest night of the week.”

“On the expense side, we once again achieved a significant reduction in total general and administrative expenses, which fell 18.1 percent in the 2009 second quarter from the prior year period. Our G&A cost savings, combined with a 13.2 percent decline in our interest expense, enabled us to generate improved cash flow and reduce bank debt by making a voluntary $10 million bank debt pre-payment during the quarter. In aggregate, we have made $35 million in bank debt pre-payments over the past twelve months. We finished the quarter with $257.1 million of outstanding bank debt, down from $273.5 million at the end of 2008 and $295.0 million at June 30, 2008. At June 30, 2009 we remained in compliance with our debt covenant financial ratios, showing improvement in both covenant ratios for the third consecutive reporting period.”

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Carmike Cinemas, 8/3/09	page 3

Supplemental Financial Measures

Theatre level cash flow, adjusted EBITDA, adjusted net income (loss) excluding separation agreement charges, total debt and net debt are supplemental non-GAAP financial measures used by Carmike to evaluate its operating performance. Total debt is defined as the sum of current maturities of long-term debt, capital leases and long-term financing obligations, long-term debt (less current maturities) and capital leases and long-term financing obligations (less current maturities). Net debt is defined as total debt less cash and cash equivalents. Adjusted net income excluding separation agreement charges is defined as net income (loss) plus one-time separation agreement charges related to the Company’s former CEO. Carmike defines theatre level cash flow as operating (loss) income plus impairment of goodwill, impairment of long-lived assets, one-time separation agreement charges related to the Company’s former CEO, general and administrative expenses, depreciation and amortization and loss (gain) on sale of property and equipment. Carmike believes that theatre level cash flow is an important supplemental measure of operating performance for a motion picture exhibitor’s operations because it provides a measure of the core operations, rather than factoring in items such as general and administrative expenses and depreciation and amortization, among others. In addition, Carmike believes that theatre level cash flow, as defined, is a widely accepted measure of comparative operating performance in the motion picture exhibition industry. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and non-recurring charges. Carmike believes adjusted EBITDA is an important supplemental measure of operating performance for a Motion picture exhibitor’s operations because it provides a measure of core operations.

About Carmike Cinemas

Carmike Cinemas, Inc. is a U.S. leader in digital cinema and 3D cinema deployments and one of the nation’s largest motion picture exhibitors. As of June 30, 2009, Carmike had 247 theatres with 2,285 screens in 35 states. Carmike’s digital cinema footprint reaches 2,133 screens, including 192 theatres with 499 screens that are also equipped for 3D. Carmike’s focus for its theatre locations is small to mid-sized communities with populations of fewer than 100,000.

Disclosure Regarding Forward-Looking Statements

This press release and other written or oral statements made by or on behalf of Carmike contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. Examples of forward-looking statements in this press release include our expectations regarding digital cinema opportunities, box office performance, the 3D release schedule, fiscal year 2009 performance and our strategies and operating goals, including expectations regarding leverage and theatre-level operating improvements. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information.

The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: general economic conditions in our regional and national markets; our ability to comply with covenants contained in our senior secured credit agreement; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets;

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Carmike Cinemas, 8/3/09	page 4

competition with other forms of entertainment; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2008 under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contact:
Joseph Jaffoni or Robert Rinderman	Richard B. Hare
Jaffoni & Collins – Investor Relations	Chief Financial Officer
212/835-8500 or ckec@jcir.com	706/576-3416

-tables follow-

Carmike Cinemas, 8/3/09	page 5

CARMIKE CINEMAS, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Admissions	$88,892	$76,490	$170,094	$154,264
Concessions and other	44,212	40,827	84,812	79,191

Total operating revenues	133,104	117,317	254,906	233,455

Operating costs and expenses:
Film exhibition costs	51,178	43,655	94,456	85,251
Concession costs	4,701	4,415	8,528	8,547
Other theatre operating costs	53,007	46,776	104,242	95,974
General and administrative expenses	3,807	4,647	7,865	10,298
Separation agreement charges	—	—	5,462	—
Depreciation and amortization	8,778	9,128	17,437	18,258
(Gain) loss on sale of property and equipment	(105)	232	(151)	243

Total operating costs and expenses	121,366	108,853	237,839	218,571

Operating income	11,738	8,464	17,067	14,884
Interest expense	8,739	10,063	17,754	21,206

Income (loss) from continuing operations before income tax	2,999	(1,599)	(687)	(6,322)
Income tax expense	—	—	—	—

Income (loss) before discontinued operations	2,999	(1,599)	(687)	(6,322)
Loss from discontinued operations	(174)	(620)	(484)	(238)

Net income (loss) available for common stockholders	$2,825	$(2,219)	$(1,171)	$(6,560)

Weighted average shares outstanding
Basic	12,675	12,650	12,672	12,654
Diluted	12,686	12,650	12,672	12,654

Net income (loss) per common share (Basic and Diluted):
Income (loss) from continuing operations	$0.24	$(0.13)	$(0.05)	$(0.50)

Loss from discontinued operations, net of tax	(0.02)	(0.05)	(0.04)	(0.02)

Net income (loss) per common share	$0.22	$(0.18)	$(0.09)	$(0.52)

Dividends declared per share	$—	$0.175	$—	$0.35

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Carmike Cinemas, 8/3/09	page 6

CARMIKE CINEMAS, INC. and SUBSIDIARIES

SUPPLEMENTARY NON-GAAP RECONCILIATIONS

THEATRE LEVEL CASH FLOW AND ADJUSTED EBITDA (Unaudited)

($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Operating income	$11,738	$8,464	$17,067	$14,884
Separation agreement charges	—	—	5,462	—
(Gain) loss on sale of property and equipment	(105)	232	(151)	243
Depreciation and amortization	8,778	9,128	17,437	18,258

Adjusted EBITDA	$20,411	$17,824	$39,815	$33,385

General and administrative expenses	3,807	4,647	7,865	10,298

Theatre level cash flow	$24,218	$22,471	$47,680	$43,683

TOTAL DEBT AND NET DEBT (Unaudited)

($ in thousands)

	June 30, 2009	December 31, 2008

Bank debt	$257,118	$273,516
Capital leases and long-term financing obligations	118,552	118,734

Total debt	375,670	392,250
Less cash and cash equivalents	(17,627)	(10,867)

Net debt	$358,043	$381,383

ADJUSTED NET INCOME (Unaudited)

($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Net income (loss)	$2,825	$(2,219)	$(1,171)	$(6,560)
Separation agreement charges	—	—	5,462	—

Adjusted net income (loss), excluding separation agreement charges	$2,825	$(2,219)	$4,291	$(6,560)

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